Exhibit 10.9

AMENDMENT NO. 3 TO LEASE AGREEMENT

(33421)

This Amendment No. 3 to Lease Agreement (33421) (“Amendment”), dated as of December 15, 2006, is entered into by and between AWMS I, a Delaware statutory trust, having a place of business at c/o AWAS Aviation Services, Inc., One West Street, Suite 100-5, New York, New York 10004 (herein called “Lessor”), and Hawaiian Airlines, Inc., a Delaware corporation, having its principal place of business at 3375 Koapaka Street, Suite G350, Honolulu, Hawaii 96819 (herein called “Lessee”).

RECITALS

A.                                   Lessor and Lessee have heretofore entered into a Lease Agreement dated as of September 20, 2001, as supplemented by a Lease Supplement dated September 23, 2002, which were both recorded with the Federal Aviation Administration as one document on October 3, 2002, and assigned Conveyance Number F81267, as amended by Amendment No. 1 to Lease Agreement dated as of September 23, 2002, which was recorded by the FAA on December 18, 2002 and assigned Conveyance Number II027157, and Amendment No. 2 to Lease Agreement dated as of May 7, 2003 (hereafter, “Amendment No. 2”), which was recorded by the FAA on June 25, 2003 and assigned Conveyance Number QQ027273 (hereafter, collectively, the “Lease”), pursuant to which Lessor has leased to Lessee one Boeing (also shown as BOEING on the International Registry drop down menu) Model 767-33AER (also shown as 767-300 on the International Registry drop down menu)  aircraft bearing manufacturer’s serial number 33421 and US Registration Number N587HA, together with two Pratt & Whitney (also shown as PRATT & WHITNEY on the International Registry drop down menu) Model PW4060 (also shown as PW4000 94 on the International Registry drop down menu) engines installed thereon bearing manufacturer’s serial numbers P729108 and P729109 (also shown as 729108 and 729109 on the International Registry drop down menu), respectively.

B.                                     Lessor and Lessee wish to amend the terms of the Lease on the terms and conditions set forth herein.

C.                                     Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Lease and reference to “Articles” herein shall be construed to refer to Articles of the Lease.

TERMS AND CONDITIONS

Therefore, in consideration of the premises, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows, with effect from the Effective Date (as such term is defined in Paragraph 11, below):

1.                                       The definition of “Companion Lease” in Article 1 of the Lease is hereby amended by adding the following at the end thereof:

“; provided, however, that upon the termination of any of the foregoing Lease Agreements (whether as a result of the purchase by Lessee of the relevant aircraft or the occurrence of the Lease Expiration Date (as defined below), such terminated Lease Agreement shall no longer be deemed a Companion Lease.”

2.                                       Article 3(a) of the Lease is amended and restated in its entirety as follows:

“(a)                            Term.  Except as otherwise provided herein, the Aircraft shall be leased to Lessee hereunder for a Term that commences on September 23, 2002, and ends on a date (the “Lease Expiration Date”) during the period August 31, 2009, to February 28, 2010 (both dates inclusive) as specified by Lessee to Lessor in writing (the “Lease Expiration Date Notice”) on or before November 30, 2008; provided, that if Lessee gives the Lease Expiration Date Notice to Lessor but such notice is dated after November 30, 2008, or if, for any reason, Lessee fails to give Lessor the Lease Expiration Date Notice, the Term of this Lease shall in any event end on November 30, 2009.”

3.                                       Paragraph 1 of Schedule “1” of the Lease is amended and restated in entirety as provided in Paragraph 1 of Schedule I hereto.

4.                                       Article 3(b) of the Lease is amended and restated in its entirety as follows:

“Lessee shall pay Lessor Basic Rent for the Aircraft throughout the Term in consecutive monthly in advance payments, due and payable commencing on September 23, 2002, and on the 23rd day in each calendar month thereafter through the Lease Expiration Date.  The amount of each monthly Basic Rent payment payable for the Aircraft throughout the Term shall be as specified in paragraph 3 of Schedule “1” hereto.  In the event the Lease Expiration Date occurs on a date other than the 22nd of a calendar month, on the Lease Expiration Date, provided no Event or Event of Default shall have occurred and be continuing hereunder, Lessor shall refund to Lessee the amount set forth in the last paragraph of Paragraph 3 of Schedule “1” hereto for each day in the period from and excluding the Lease Expiration Date to and excluding the next 22nd of a calendar month to occur after the Lease Expiration Date.”

5.                                       Paragraph 3 of Schedule “1” of the Lease is amended and restated in entirety as provided in Paragraph 2 of Schedule I hereto.

6.                                       The following is inserted as Article 3(c) of the Lease, and all references to “Security Deposit” originally contained in the Lease Agreement (as originally entered into) and which were deemed deleted pursuant to the last clause of paragraph 3 of Amendment No. 2, are reinstated:

(c)                                  Security Deposit.  Lessee shall provide Lessor with the cash Security Deposit specified in paragraph 4 of Schedule “1” hereto, to be held by Lessor as security for performance of all Lessee’s obligations hereunder and under the Companion Leases.  Lessee agrees to maintain the Security Deposit with Lessor for the full amount required under this Article 3(c) and paragraph 4 of Schedule “1” until all Lessee’s obligations hereunder have been fully performed.  Lessor may commingle the Security Deposit with its general funds, and Lessee shall not be entitled to any interest or other earnings thereon.  The Security Deposit under this Lease is in addition to the security deposit required under each Companion Lease.

“If an Event of Default occurs and shall be continuing or shall result in the termination or cancellation of this Lease by Lessor, in addition to any other rights or remedies Lessor may have hereunder or under any Companion Lease, Lessor shall be entitled, at its option, to apply the Security Deposit towards any or all amounts due under this Lease or under any Companion Lease, whether such amounts due constitute Basic Rent payments hereunder or thereunder, damages for breach of this Lease or a Companion Lease, or other Rent payments hereunder or thereunder, all in Lessor’s sole discretion.”

7.                                       Paragraph 4 of Schedule “1” of the Lease is amended and restated in entirety as provided in Paragraph 3 of Schedule I hereto.

8.                                       Article 4(b)(i) of the Lease is hereby amended by deleting the reference therein to “Hawaii” and replacing the same with “Delaware”.

9.                                       Lessee represents and warrants to Lessor on the date this Amendment is signed by Lessor and Lessee, and on the Effective Date, that:

(i)                                     Lessee is a corporation duly organized and existing in good standing under the laws of Delaware, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under the Lease, as amended hereby, holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessee or on its ability to perform its obligations under the Lease, as amended hereby.

(ii)                                  This Amendment has been duly authorized by all necessary action on the part of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Lessee or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Lessee, or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

(iii)                               Neither the execution and delivery by Lessee of this Amendment nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign governmental authority, except for the approvals, authorizations and consents that have heretofore been obtained, true and complete copies of which have been delivered to Lessor.

(iv)                              This Amendment has been duly executed and delivered by Lessee and constitutes the legal, valid, binding and enforceable obligation of Lessee, except where the enforceability thereof may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally.

(v)                                 Lessee is a Certificated Air Carrier within the meaning of Section 41102 of Title 49 of the United States Code Annotated, and Lessor is entitled to the benefits and protections of Section 1110 of the Bankruptcy Code (11 U.S.C. Section 1110) in respect of the Aircraft leased to Lessee under the Lease, as amended hereby.

10.                                 Lessee shall cause this Amendment, so far as required or permitted by applicable law or regulation, to be kept, filed, registered and recorded at all times in accordance with Article 12 of the Lease.

11.                                 This Amendment shall become effective on the date (the “Effective Date”) that Lessee complies with the following conditions to the reasonable satisfaction of Lessor:

(i)  Lessee shall have provided Lessor with a copy of a resolution of the Board of Directors of Lessee, certified by the Secretary or an Assistant Secretary of Lessee, duly authorizing and ratifying the execution, delivery and performance by Lessee of the obligations of Lessee contemplated by this Amendment, together with an incumbency certificate as to the person or persons authorized to execute and deliver this Amendment and related documents on behalf of Lessee;

(ii)  Lessor shall have received satisfactory legal opinions from counsel to Lessee and FAA counsel as to the matters referred to in Paragraph 9(i) through (v), above, and as to such other matters as Lessor may reasonably request; and

(iii)  all conditions precedent to the effectiveness of each “Amendment No. 3 to Lease Agreement,” dated as of the date hereof, between Lessor and Lessee, amending the Companion Leases for MSN 33422, 33423 and 33424 on substantially the same terms and conditions as set forth herein, shall have been fulfilled and the same shall be in full force and effect.

If Lessee fails to comply with the conditions set forth in the foregoing clauses (i) through (iii) on or before December 29, 2006, at Lessor’s option this Amendment shall become null and void.

12.                                 On and after the Effective Date of this Amendment, each reference in the Lease to “this Lease”, “hereunder”, “hereof”, or words of like import referring to the Lease shall mean and be a reference to the Lease as amended by this Amendment.  The Lease, except to the extent amended by this Amendment, remains in full force and effect and is hereby in all respects ratified and confirmed.

13.                                 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an originally executed counterpart.  Any party hereto delivering an executed counterpart of this Amendment by facsimile shall also deliver an originally executed counterpart but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

14.                                 This Amendment shall in all respects be governed by, and construed in accordance with, the internal laws of the State of California, United States of America (without regard to any conflict of laws rule that might result in the application of the laws of any other jurisdiction), including all matters of construction, validity and performance.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the date first written above.

AWMS I

By:
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HAWAIIAN AIRLINES, INC.

By:
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By:
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Signature Page to Amendment No. 3 to Lease Agreement (33421)